                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  iMALL, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                  IMALL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 31, 1998

To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of iMALL, Inc. at the Miramar Sheraton Hotel, 101 Wilshire Boulevard, Santa Monica, California, on Thursday, December 31, 1998 at 9 a.m. At the meeting, the stockholders will vote to:

          1. Elect eight directors.

          2. Approve an amendment to iMALL's stock option plan to increase the maximum number of shares of Common Stock subject to options granted under the plan from 750,000 to 3,250,000.

          3. Transact other business, if any, which may be properly brought before the meeting.

     If you were a stockholder at the close of business on December 10, 1998, you may vote at the meeting.

     We look forward to seeing you at the meeting.

                                   IMPORTANT
      PLEASE PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY
              CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By order of the Board of Directors,

                                          /s/ Anthony P. Mazzarella

                                          Anthony P. Mazzarella
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

Santa Monica, California
December 16, 1998

                                  IMALL, INC.
                             233 WILSHIRE BOULEVARD
                                   SUITE 820
                         SANTA MONICA, CALIFORNIA 90401

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 31, 1998

                                  THE MEETING

     Our Annual Meeting will be held at the Miramar Sheraton Hotel, 101 Wilshire Boulevard, Santa Monica, California, beginning at 9 a.m. on December 31, 1998.

ABOUT THIS PROXY STATEMENT

     Our Board of Directors has sent you this Proxy Statement to solicit your vote at the Annual Meeting (including any adjournment of the Annual Meeting). We will pay all expenses incurred in this proxy solicitation. In addition to mailing this Proxy Statement to you, we have hired MacKenzie Partners, Inc. to be our proxy solicitation agent for a fee of $3,500 plus expenses. We also may make additional solicitations by telephone, facsimile, e-mail, or other forms of communication. Brokers, banks and others who hold our stock for other beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners. This Proxy Statement is first being mailed on or about December 16, 1998.

INFORMATION ABOUT VOTING

     If you are a stockholder of record as of December 10, 1998, you may vote your shares:

     - By Proxy -- You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card, your "proxies," will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, all of your shares will be voted FOR all of the nominees for director, will be voted FOR the amendment to the stock option plan, and, in the discretion of your proxy, on any other matter that may be properly brought before the meeting. You may revoke your proxy at any time before it is voted at the meeting by sending a written notice to our Secretary (at the address at the top of the page) that you have revoked the proxy, by providing a later dated proxy, or by voting in person at the Annual Meeting.

     - In Person -- You may attend the Annual Meeting and vote in person.

     If you held your shares in an account with a bank or broker or other entity on the record date, please follow the instructions given to you on your ballot regarding casting your vote.

VOTING SECURITIES

     At the close of business on December 10, 1998, we had 9,326,188 shares of Common Stock outstanding, and 5,000,004 shares of Series A Convertible Preferred Stock outstanding. As of December 10, 1998, each share of Series A Convertible Preferred Stock would have been convertible into 1.389 shares of Common Stock. Each stockholder entitled to vote at the meeting may cast in person or by proxy one vote for each share of Common Stock and 1.389 votes for each share of Series A Convertible Preferred Stock held by such stockholder. Only stockholders of record at the close of business on Thursday, December 10, 1998, will be entitled to vote.

QUORUM AND REQUIRED VOTES

     Holders of a majority of the outstanding shares of iMALL must be present in person or by proxy in order for a quorum to be present. Votes on the proposals will be tallied as follows:

     - Election of Directors -- The eight persons nominated for director receiving the most votes will be elected.

     - Amendment to stock option plan -- For approval, the amendment to the plan must receive an affirmative vote from a majority of the shares present and voting on the amendment. Abstentions and broker non-votes will be counted as present at the meeting for purposes of a quorum, but will not be counted as voting either for or against the amendment.

                                 THE PROPOSALS

PROPOSAL 1 -- ELECTION OF DIRECTORS

     Eight directors will be elected at the Annual Meeting to serve until the Annual Meeting in 1999. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors. Except for Mr. John F. Duncan, each of the other nominees named below was elected a director of iMALL on January 26, 1998. The nominees are:

NOMINEES

     Richard M. Rosenblatt. Mr. Rosenblatt, 29, is Chairman of the Board of Directors and Chief Executive Officer of iMALL and has been a director since January 1998. In 1991, Mr. Rosenblatt formed R&R Advertising, Inc. which specialized in advertising and marketing for small to mid-size businesses, and co-founded Madison, York & Associates in 1994. Mr. Rosenblatt has been an officer of iMALL since January 1996, became Chief Executive Officer in July 1997 and was elected Chairman in January 1998. Mr. Rosenblatt received his Bachelor of Arts degree in political science from the University of California at Los Angeles, where he graduated Magna Cum Laude and Phi Beta Kappa in 1991. He received his Juris Doctor from the University of Southern California, where he graduated with honors in 1994.

     Anthony P. Mazzarella. Mr. Mazzarella, 41, is Chief Financial Officer and has been a director of iMALL since January 1998. Mr. Mazzarella was formerly Managing Director of Geller & Friend Capital Partners, Inc., a merchant banking firm. From 1991 to 1995, he was Executive Vice President of Drake Capital Securities, Inc., a California-based investment banking firm. From 1987 to 1991, he served as Vice President of The Davis Companies, a private holding company owned by Marvin Davis, where he was responsible for corporate finance and acquisition activities. Mr. Mazzarella also held management positions with Twentieth Century Fox Film Corporation and United Airlines, and was a management consultant with Deloitte & Touche. Mr. Mazzarella has held his current position since January 1998. Mr. Mazzarella holds a BA in Physics from Pomona College and an MBA from the Harvard Business School.

     Marshall S. Geller. Mr. Geller, 59, has been a director of iMALL since January 1998 and is the Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Geller is currently the Chairman, Chief Executive Officer and Founding Partner of Geller & Friend Capital Partners, Inc., a merchant banking firm. From 1991 to 1995, Mr. Geller was the Senior Managing Partner and founder of Golenberg & Geller, Inc., a merchant banking and investment company. From 1988 to 1990, he was the Vice Chairman of Gruntal & Company, a New York Stock Exchange investment banking firm. From 1967 to 1988, Mr. Geller was a Senior Managing Director for Bear Stearns & Company. While at Bear Stearns, Mr. Geller was the Managing Partner in charge of all areas of Corporate Finance, Public Finance, Institutional Equities & Debt for Bear Stearns' offices in Los Angeles, San Francisco, Chicago and Hong Kong. He was also a director of Shun Loong-Bear Stearns Far East and Sun Hung Kai-Bear Stearns, both leading Chinese investment banking firms. Mr. Geller formerly served as Interim Co-Chairman of Hexcel Corporation and is currently on its board of directors. Mr. Geller was formerly Interim President and Chief Operating Officer of Players International, Inc., and now serves on its board and is Chairman of its Investment Committee. Mr. Geller also serves as Vice Chairman of the board of Value Vision International, Inc., and serves as Chairman of its Investment Committee. He also serves on the boards of Ballantyne of Omaha, Inc., Datalink Corporation, Strouds, Inc. and Cabletel Communications Corporation.

     Harold S. Blue. Harold S. Blue, 37, has been a director of iMALL since January 1998 and is a member of the Compensation Committee. Mr. Blue is currently the Chief Executive Officer and Chairman of the Board of ProxyMed, Inc., a publicly traded medical information technology company engaged in providing on-line services to physicians and other healthcare providers, since February 1993, and has served as a director of such company since August 1991. From 1992 to 1996, Mr. Blue was also President and Chief Executive Officer of Health Services Inc., a physician practice management company which was sold to InPhyNet Medical Management, Inc. From 1979 to 1984, Mr. Blue was President and Chief Executive Officer of

Budget Drugs, Inc., a retail discount pharmacy chain located in South Florida. In September 1984, Mr. Blue founded Best Generics, Incorporated. Best Generics was later sold to pharmaceutical manufacturer, Ivax Corporation where Mr. Blue served as a member of Ivax's Board of Directors from 1988 to 1990. He currently also serves as a director of Windsor Capital Corp., a specialty regional mall based retailer, and AccuMed International, Inc., a publicly traded company which manufactures and markets diagnostic screening products for clinical laboratories.

     Leonard M. Schiller. Mr. Schiller, 57, has been a director of iMALL since January 1998 and is Chairman of the Compensation Committee. Mr. Schiller has been a practicing attorney for over 25 years and is a partner in the law firm of Schiller, Klein & McElroy, P.C. in Illinois. Mr. Schiller is the President of The Dearborn Group, a residential property management and real estate company and is involved in the ownership of residential properties throughout the Midwest. He is currently a director of AccuMed International, Inc., a publicly traded company which manufactures and markets diagnostic screening products for clinical laboratories, and Milestone Scientific, Inc., a dentistry products company.

     Howard A. Goldberg. Mr. Goldberg, 53, has been a director of iMALL since January 1998 and is a member of the Audit Committee. Mr. Goldberg currently serves as Chief Executive Officer and a director of Players International, Inc. Prior to 1993, he was the managing shareholder practicing law in the firm of Horn, Goldberg, Gorny, Plackter & Weiss, a professional corporation, which is general counsel to Players. Mr. Goldberg is a graduate of Franklin & Marshall College and received his law degree from New York University. He is a member of the New Jersey State and American Bar Associations.

     Richard H. Rogel. Mr. Rogel, 49, has been a director of iMALL since January 1998 and is a member of the Audit Committee. Mr. Rogel is an independent investor and a director of CoolSavings.com, an on-line commerce company providing specialized Internet merchandising. Mr. Rogel was Chief Executive Officer of the Preferred Provider Organization of Michigan, a firm that he founded in 1982 and sold in 1997. Previously, Mr. Rogel was President and Chief Executive Officer of Suburban Medical Center, President of Strick-Stylehomes, and Treasurer of Seligman and Associates. He has also worked with Burnham and Company, investment bankers, and Arthur Young and Company.

     John F. Duncan. Mr. Duncan, 37, is Executive Vice President of Business Development of First Data Merchant Services, a wholly owned subsidiary of First Data Corporation. Mr. Duncan joined First Data Merchant Services in 1994. From 1993 to 1994, Mr. Duncan held a senior position with MasterCard International. Mr. Duncan received an undergraduate degree in Marketing and an MBA in Finance from Hofstra University.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of December 10, 1998, concerning each person who is a director or executive officer of iMALL.(1)

                      NAME                        AGE       POSITIONS CURRENTLY HELD WITH IMALL
                      ----                        ---       -----------------------------------
Richard M. Rosenblatt...........................  29     Chairman and Chief Executive Officer
Anthony P. Mazzarella...........................  41     Executive Vice President, Chief Financial
                                                         Officer, Secretary/Treasurer and Director
Phillip J. Windley..............................  40     Chief Technology Officer
Steven E. Rossow................................  41     Senior Vice President of Business
                                                         Development
Stephen W. Fulling..............................  34     Vice President of Information --
                                                         Technology Services
Daniel S. Odette................................  36     Vice President of Marketing and Product
                                                         Management
Marshall S. Geller..............................  59     Director
Harold S. Blue..................................  37     Director
Leonard M. Schiller.............................  57     Director
Howard A. Goldberg..............................  53     Director
Richard H. Rogel................................  49     Director

---------------
(1) Mark Comer, former President and director of iMALL, has not been an officer of iMALL since August 1998 or a director of iMALL since November 10, 1998. Craig Pickering, former Consultant and director of iMALL, has not been an officer of iMALL since January 1998 or a director of iMALL since November 10, 1998.

     For biographical information about Messrs. Rosenblatt, Mazzarella, Geller, Blue, Schiller, Goldberg and Rogel, please see the section entitled "Proposal
1 -- Election of Directors" above.

     Phillip J. Windley, Ph.D. Dr. Windley is Chief Technology Officer of iMALL. He has been a consultant to iMALL and its predecessor since 1994. Dr. Windley received his Ph.D. in computer science from the University of California (Davis) in 1990 and is presently a professor of computer science at Brigham Young University. Prior to earning his Ph.D., Dr. Windley was a member of the technical staff at the Department of Energy's Division of Naval Reactors. Dr. Windley has held his present position with iMALL since January 1998.

     Steven E. Rossow. Mr. Rossow is Senior Vice President of Business Development of iMALL. Mr. Rossow was formerly director of business alliances with AT&T WorldNet Service, developing programs for customer acquisitions, promotion marketing and production of on-line content development for shopping and gaming. Mr. Rossow also worked with CMP MEDIA's Channel Consulting Services, where he developed marketing, merchandising and branding programs for a number of software companies. Mr. Rossow has held his present position with iMALL since January 1998.

     Stephen W. Fulling. Mr. Fulling is Vice President of Information-Technology Services of iMALL. Mr. Fulling served as Senior Network Research Assistant for the College of Engineering at Oregon State University and Network Operations Manager for the NERO project for Oregon Joint Graduate Schools of Engineering, where he designed, built, and deployed state-of-the-art wide area networking systems. Mr. Fulling has a broad background in Internet technologies and more than 15 years experience in the telecommunications industry. He received his Bachelor of Science in Computer Science from the University of California (Davis).

     Daniel S. Odette. Mr. Odette is Vice President of Marketing and Product Management of iMALL. Mr. Odette held various management positions with AT&T between 1993 and August 1998, where he most recently served as the Premium Services Director for AT&T WorldNet Service. Mr. Odette has held his present position with iMall since August 1998. He received a Bachelor of Arts in Marketing and Economics from Michigan State University.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors did not meet in fiscal year 1997 but acted by unanimous written consent. To date in fiscal year 1998, the Board of Directors has held six meetings, and each director nominated for reelection has attended at least 75% of the total of such Board of Directors and committee meetings.

     The Board of Directors has two committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee.

     The Audit Committee recommends the engagement of independent auditors, confers with our internal and external auditors regarding the adequacy of our financial controls and fiscal policy, and directs changes to financial policies or procedures as suggested by the auditors. During fiscal year 1997, iMALL did not have an Audit Committee. The Audit Committee, consisting of Messrs. Geller, Goldberg and Rogel, has not yet met to date in fiscal year 1998.

     The Compensation Committee sets the compensation levels for all officers, including salary and bonus levels. In addition, the Compensation Committee administers iMALL's stock option plan. During fiscal year 1997, iMALL did not have a Compensation Committee. To date in fiscal year 1998, the Compensation Committee, consisting of Messrs. Schiller, Blue and Geller, has met three times.

    THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR EACH OF THE DIRECTORS
                            NOMINATED IN PROPOSAL 1

PROPOSAL 2 -- AMENDMENT TO STOCK OPTION PLAN

     WHAT IS THE CURRENT STOCK OPTION PLAN?

     The iMALL 1997 Stock Option Plan allows the Compensation Committee to grant options to purchase shares of iMALL Common Stock at a fixed price at some point in the future. The purpose of the stock option plan is to provide additional incentive to those directors, officers, key employees and consultants whose substantial contributions are essential to the continued growth and success of iMALL's business and to attract and retain the most qualified people whose efforts will be important for long-term growth and profitability of iMALL. The closing price of iMALL's Common Stock on the Nasdaq SmallCap Market as of December 10, 1998 was $11.50.

     WHAT IS THE AMENDMENT?

     Options to purchase up to 750,000 shares of Common Stock may be granted under the current stock option plan, and, of those, no shares remained available for future grants as of the end of the 1997 fiscal year or as of December 10, 1998. Between January 1, 1997 and December 10, 1998, the Board of Directors, however, granted options to purchase an additional 1,615,000 shares of Common Stock beyond the number authorized in the stock option plan. Of these, options covering 1,035,000 shares were not conditioned on subsequent stockholder approval. Of the additional options granted, options covering 1,360,000 shares were granted to executive officers and directors, and options covering 255,000 shares were granted to other employees. Approval by the stockholders of the amendment will be deemed to constitute ratification of these grants. In the event stockholders fail to approve the amendment to the stock option plan, iMALL still will have contractual obligations to the holders of the options whose grant was not conditioned on subsequent stockholder approval. Failure to provide such options would be a breach of iMALL's contractual obligations. Accordingly, even if the amendment is not approved, iMALL intends to grant replacement options with identical terms to those employees who are not officers or directors of iMALL. These replacement options would be granted without stockholder approval and would not be granted pursuant to the stock option plan. Because these replacement options would not have received stockholder approval, they could not be incentive stock options. The rules governing companies whose stock is listed on the Nasdaq SmallCap Market generally do not permit the grant of options to officers or directors without stockholder approval, so if the amendment is not approved by the stockholders, iMALL would be unable to meet its contractual obligations with respect to the options previously granted to officers and directors and not conditioned on subsequent stockholder approval. These officers and directors could therefore have the right to seek remedies for breach of contract from iMALL.

     The following table shows the number of shares covered by options granted in excess of the 750,000 shares provided for under the stock option plan to the executive officers, all directors (excluding those who are also executive officers), and all employees (excluding those who are also executive officers), between January 1, 1997 and December 10, 1998. Approval of the amendment by the stockholders will be deemed to constitute ratification of these option grants.

                                                                NUMBER OF
                     NAME AND POSITION                        OPTION SHARES
                     -----------------                        --------------
Richard M. Rosenblatt.......................................      520,000
  Chairman and Chief Executive Officer
Anthony P. Mazzarella(1)....................................      385,000
  Executive Vice President, Secretary/Treasurer and
  Chief Financial Officer
Phillip J. Windley..........................................            0
  Chief Technology Officer
Steven E. Rossow............................................      125,000
  Senior Vice President of Business Development
Stephen W. Fulling..........................................       30,000
  Vice President of Information -- Technology Services
Daniel S. Odette............................................      100,000
  Vice President of Marketing and Product Management
All Executive Officers......................................    1,160,000
All Directors (excluding Executive Officers)(2).............      200,000
All Employees (excluding Executive Officers)................      255,000

---------------
(1) Mr. Mazzarella became an officer of iMALL on January 15, 1998 pursuant to an employment agreement signed on December 30, 1997. Under Mr. Mazzarella's employment agreement, iMALL granted to Mr. Mazzarella 125,000 options.

(2) Does not include options held by Craig Pickering covering 12,500 shares of Common Stock.

     We recommend that the stockholders approve the amendment to the stock option plan to increase the maximum number of shares for which options may be granted by 2,500,000 shares. If the stockholders approve the amendment, options to purchase up to 3,250,000 shares will be available to be granted under the stock option plan. After giving effect to the options covering 1,615,000 shares already granted in excess of the 750,000 shares previously covered by the stock option plan, the number of shares remaining available for future option grants would be 885,000. The stock option plan has not been amended prior to now.

     WHO RECEIVES STOCK OPTIONS?

     Any director, officer, key employee or consultant designated by the Compensation Committee as eligible to receive options subject to certain conditions set forth in the stock option plan.

     WHEN WAS THE STOCK OPTION PLAN ADOPTED?

     The stockholders adopted the 1997 Stock Option Plan on October 8, 1997. However, the effective date of the 1997 Stock Option Plan was made January 31, 1997.

     HOW MANY EMPLOYEES HAVE RECEIVED STOCK OPTIONS?

     iMALL had 69 employees as of the end of the 1997 fiscal year and 96 employees as of December 10, 1998. As of end of the 1997 fiscal year, over 60 employees had received stock options under the stock option plan. As of December 10, 1998, over 75 employees had received stock options under the stock option plan. No officers received any options in fiscal year 1997.

     WHO DETERMINES WHICH EMPLOYEES RECEIVE STOCK OPTIONS AND THE TERMS OF THE GRANT?

     The Compensation Committee makes the grant of each stock option and establishes the terms and conditions of each stock option grant, including, the number of options to be granted and the exercise price.

Typically, stock options vest in increments beginning one year from the grant date and become fully vested three years after the grant date.

     ARE THERE ANY LIMITATIONS ON STOCK OPTIONS?

     - no stock option shall be exercisable after the expiration of ten years from the date it is granted,

     - no incentive stock option which is granted to a stockholder that holds more than ten percent of the voting stock of iMALL shall be exercisable after the expiration of five years from the date it is granted, and

     - the purchase price of incentive stock options per share shall not be less than 100% of the fair market value of a share at the time the option is granted, and in the case of an incentive stock option granted to a holder of more than ten percent of the voting stock of iMALL, the purchase price per share shall not be less than 110% of the fair market value of a share at the time the option is granted.

     WHO IS ON THE COMPENSATION COMMITTEE?

     The current members of the Compensation Committee are Messrs. Schiller, Blue and Geller.

     HOW ARE STOCK OPTIONS EXERCISED?

     Stock options may be exercised at any time after the stock options have become exercisable by delivering a notice of exercise to the Secretary with payment of the option price. The option price may be paid:

     - in cash or check,

     - by a "cashless exercise," where a broker agrees to sell the stock purchased by the exercise of an option and paying a portion of the proceeds of the sale equal to the exercise price to us, or

     - in an equivalent value of Common Stock, if approved by the Compensation Committee.

     WHO CAN AMEND THE STOCK OPTION PLAN?

     The Board of Directors may at any time amend the stock option plan. Except for certain amendments adopted by the Board of Directors in the event of a change in capitalization of iMALL, no amendment will be effective unless approved by the stockholders where such stockholder approval is required to comply with any law, regulation or stock exchange rule.

     WHEN DOES THE STOCK OPTION PLAN EXPIRE?

     The stock option plan will expire on January 30, 2007 unless it is terminated earlier by the Board of Directors. After the expiration date, no more options may be granted under the stock option plan, but all options granted under the plan prior to the expiration date will continue to be exercisable subject to the plan.

     WHAT HAPPENS TO STOCK OPTIONS IN CASE OF A STOCK SPLIT OR A CORPORATE RESTRUCTURING?

     The Compensation Committee may make appropriate adjustments to the number of options granted and the exercise price to prevent dilution or enlargement of the benefits under stock options granted. In the event of a corporate restructuring, which may include a merger with another company, a sale of most of our assets, or a change in control, the Compensation Committee may direct that:

     - all options be repurchased for cash equal to the value as if they were exercised,

     - the exercise date of the options be accelerated prior to the event, the options be assumed by a successor corporation or that other securities be substituted in lieu of Common Stock, or

     - other appropriate adjustments be made in the number and type of shares subject to options.

     ARE THE STOCK OPTIONS TRANSFERABLE?

     Options granted under the stock option plan are not transferable, except by will or the laws of descent and distribution.

     WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTION GRANTS AND EXERCISES?

     Two different types of stock options may be granted under the stock option plan, incentive stock options and non-qualified stock options, each of which has a different tax impact on both the option recipient and iMALL.

     Non-Qualified Stock Options. The recipient of non-qualified stock options generally will not be taxable upon the grant of the option. Federal income taxes are generally due from a recipient of non-qualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on the exercise date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to amount paid for the stock plus the amount of income recognized by the recipient upon exercise. iMALL will take a tax deduction equal to the amount of income realized by the option recipient on the exercise date.

     Incentive Stock Options. Federal income taxes are generally not imposed upon either the grant or the exercise of incentive stock options; taxes are imposed only when the shares of stock from exercised options are sold or otherwise disposed of. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, upon sale or disposition of the stock the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the sale or disposition of the stock, taxes will be assessed on the gain as ordinary income. iMALL will not receive a tax deduction for incentive stock options which are taxed to a recipient as capital gains; however, iMALL will receive a tax deduction if the sale of the stock does not qualify for capital gains tax treatment.

     In addition, the exercise of an incentive stock option may trigger liability for the alternative minimum tax.

     WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE STOCK OPTION PLAN?

     To approve the amendment to the stock option plan, a majority of the stockholders present and voting must vote FOR the amendment. Abstentions and broker non-votes will be counted as present at the meeting for purposes of a quorum, but will not be counted as voting either for or against the amendment.

 THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE
                  FOR THE AMENDMENT TO THE STOCK OPTION PLAN.

OTHER MATTERS

     We do not know of any other matters to be presented at the Annual Meeting other than those discussed in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, your proxy will be able to vote those matters in their discretion.

                               OTHER INFORMATION

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  Directors and Executive Officers

     This table shows the beneficial ownership of Common Stock and Series A Convertible Preferred Stock as of December 10, 1998, by each director, each nominee for election as a director, each executive officer, and all directors and executive officers as a group. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and dispose of the shares shown. Under Rule 13d-3(d)(1) of the Securities and Exchange Act of 1934, as amended, in calculating percentage ownership, each person named below is deemed to beneficially own securities that such person has the right to acquire within sixty days through the exercise of any option or warrant or through the conversion of any security, but securities subject to options, warrants or conversion rights owned by others (even if exercisable or convertible within sixty days) are not deemed to be outstanding shares.

                                        SHARES BENEFICIALLY OWNED              PERCENT OF CLASS(1)
                                      -----------------------------   --------------------------------------
                                                       SERIES A                               SERIES A
                                        COMMON        CONVERTIBLE                            CONVERTIBLE
NAME AND ADDRESS OF BENEFICIAL OWNER     STOCK      PREFERRED STOCK     COMMON STOCK       PREFERRED STOCK
------------------------------------  -----------   ---------------   ----------------   -------------------
Richard M. Rosenblatt..............     1,798,333(2)           --          18.93%                 --
233 Wilshire Boulevard Suite 820
Santa Monica, California 90401
Anthony P. Mazzarella..............       433,782(3)           --           4.47%                 --
233 Wilshire Boulevard Suite 820
Santa Monica, California 90401
Philip J. Windley..................       185,449(4)           --           1.97%                 --
5314 North 250 West #110
Provo, Utah 84604
Steven E. Rossow...................        70,313(5)           --              *                  --
233 Wilshire Boulevard Suite 820
Santa Monica, California 90401
Stephen W. Fulling.................        58,542(6)           --              *                  --
5314 North 250 West #110
Provo, Utah 84604
Daniel S. Odette...................            --             --              --                  --
233 Wilshire Boulevard Suite 820
Santa Monica, California 90401
Marshall S. Geller.................       385,598(7)           --           4.01%                 --
1875 Century Park East Suite 2200
Los Angeles, California 90067
Harold S. Blue.....................        46,267(8)       12,500              *                   *
2501 Davie Road
Ft. Lauderdale, Florida 33317
Leonard M. Schiller................        58,153(9)       18,750              *                   *
33 N. Dearborn, #1030
Chicago, Illinois 60602
Howard A. Goldberg.................        25,000(10)           --             *                  --
1300 Atlantic Avenue, #800
Atlantic City, New Jersey 08401
Richard H. Rogel...................       136,806(11)       62,500          1.45%               1.25%
56 Rosecrown
Avon, California 81620

                                        SHARES BENEFICIALLY OWNED              PERCENT OF CLASS(1)
                                      -----------------------------   --------------------------------------
                                                       SERIES A                               SERIES A
                                        COMMON        CONVERTIBLE                            CONVERTIBLE
NAME AND ADDRESS OF BENEFICIAL OWNER     STOCK      PREFERRED STOCK     COMMON STOCK       PREFERRED STOCK
------------------------------------  -----------   ---------------   ----------------   -------------------
John F. Duncan.....................     1,540,000(12)           --         16.51%                 --
265 Broad Hallow Road
Melville, New York 11747
All directors and executive officers
  as a group (12 persons)..........     4,738,244         93,750           44.67%               1.88%

---------------
  *  Less than one percent

 (1) Calculations based upon 9,326,188 shares of Common Stock and 5,000,004 shares of Series A Convertible Stock issued and outstanding on December 10, 1998.

 (2) Consists of 125,000 shares issuable upon currently exercisable options and 48,333 shares issuable upon options exercisable within the next sixty days. Does not include 1,500,000 shares issuable upon the exercise of options to Commonwealth Associates and its affiliates with respect to which Mr. Rosenblatt is the beneficiary of a proxy.

 (3) Includes 125,000 shares issuable upon currently exercisable warrants, 125,000 shares issuable upon currently exercisable options and 128,333 shares and 4,167 shares issuable upon options and warrants, respectively, exercisable within the next sixty days.

 (4) Includes 62,500 shares issuable upon currently exercisable options and 9,375 shares issuable upon options exercisable within the next sixty days.

 (5) Includes 62,500 shares issuable upon currently exercisable options and 7,813 shares issuable upon options exercisable within the next sixty days.

 (6) Includes 43,334 shares issuable upon currently exercisable options and 15,208 shares issuable upon options exercisable within the next sixty days.

 (7) Includes 250,000 shares issuable upon currently exercisable warrants, 12,500 shares issuable upon currently exercisable options, 8,333 shares issuable upon warrants exercisable within sixty days and 12,500 shares issuable upon options exercisable within the next sixty days.

 (8) Consists of 17,361 shares issuable upon conversion of Series A Convertible Preferred Stock, 12,500 shares issuable upon currently exercisable options, 3,906 shares issuable upon warrants exercisable within sixty days and 12,500 shares issuable upon options exercisable within the next sixty days.

 (9) Consists of 26,044 shares issuable upon conversion of Series A Convertible Preferred Stock, 12,500 shares issuable upon currently exercisable options, 7,109 shares issuable upon warrants exercisable within sixty days and 12,500 shares issuable upon options exercisable within the next sixty days.

(10) Consists of 12,500 shares issuable upon currently exercisable options and 12,500 shares issuable upon options exercisable within the next sixty days.

(11) Consists of 12,500 shares issuable upon currently exercisable options, 86,806 shares issuable upon conversion of Series A Convertible Preferred Stock and 12,500 shares issuable upon options exercisable within the next sixty days.

(12) Represents 1,540,000 shares beneficially owned by First Data Merchant Services Corporation. Mr. Duncan disclaims beneficial ownership of such shares.

     Certain Beneficial Owners

     The following persons are known by us to own more than five percent of the outstanding Common Stock and Series A Convertible Preferred Stock. Under Rule 13d-3(d)(1) of the Securities and Exchange Act of 1934, as amended, in calculating percentage ownership, each person named below is deemed to beneficially own securities that such person has the right to acquire within sixty days through the exercise of any option or warrant or through the conversion of any security, but securities subject to options, warrants or conversion rights owned by others (even if exercisable or convertible within sixty days) are not deemed to be outstanding shares.

                                            SHARES BENEFICIALLY OWNED          PERCENT OF CLASS(1)
                                         -------------------------------    -------------------------
                                                            SERIES A                     SERIES A
                                                           CONVERTIBLE      COMMON      CONVERTIBLE
 NAME AND ADDRESS OF BENEFICIAL OWNER    COMMON STOCK    PREFERRED STOCK    STOCK     PREFERRED STOCK
 ------------------------------------    ------------    ---------------    ------    ---------------
Mark R. Comer..........................      990,000               --       10.62%          --
233 Wilshire Boulevard, Suite 820
Santa Monica, California 90401
Craig R. Pickering.....................    1,437,000(2)            --       15.39%          --
1185 South Mike Jense Circle
Provo, Utah 84601
Michael S. Falk........................    1,234,492(3)        43,600       11.79%           *
830 Third Avenue
New York, New York 10022
First Data Merchant Services
  Corporation..........................    1,540,000(4)            --       16.51%          --
6200 South Quebec Street
Englewood, Colorado 80111
Cramer Rosenthal McGlynn Inc...........    2,072,811(5)           (5)          (5)          (5)
707 Westchester Avenue
White Plains, New York 10604

---------------
 *  Less than one percent

(1) Calculations based upon 9,326,188 shares of Common Stock and 5,000,004 shares of Series A Convertible Stock issued and outstanding on December 10, 1998.

(2) Includes 12,500 shares issuable upon currently exercisable options.

(3) Includes 722,499 shares and 343,307 shares issuable upon currently exercisable warrants owned by Commonwealth Associates and Michael Falk, respectively. Mr. Falk is the Chairman and controlling equity owner of Commonwealth Management Co., Inc., the corporate general partner of Commonwealth Associates. Also includes 60,560 shares issuable upon the conversion of 43,600 shares of Series A Convertible Preferred Stock of which Mr. Falk directly owns 37,500 shares and The Falk Family Foundation, a charitable trust for which Mr. Falk serves as trustee, owns 6,100 shares and 15,625 shares issuable upon warrants exercisable within the next sixty days of which Mr. Falk directly owns 11,719 and the Falk Family Foundation owns 3,906.

(4) Does not include (a) 460,000 shares of Common Stock which iMALL has agreed to issue to First Data Merchant Services Corporation upon approval by iMALL's shareholders for a cash price of $7.00 per share and (b) 5,000,000 shares issuable upon exercise of warrants at an exercise price of $17.00 per share. In what follows, we will abbreviate First Data Merchant Services Corporation as "First Data." The warrants have not been issued to First Data and will be earned and issued only if, before the second anniversary of the successful testing of the systems and technologies provided by iMALL to logistically support iMALL's Internet shopping mall to be used by First Data, First Data has implemented either 25,000 merchant web sites using iMALL's e-commerce services or 50,000 total merchant web sites using any iMALL products or services. Issuance of the warrants also is subject to approval by iMALL's shareholders. Please see the section below entitled "Certain Relationships and Related Transactions " for a further discussion of the issuance of Common Stock and warrants to purchase shares of Common Stock to First Data.

(5) Based upon the latest available information provided to iMALL by Cramer Rosenthal McGlynn Inc. as of November 19, 1998. Also includes 465,000 shares of Common Stock known by iMALL to be purchased by Cramer Rosenthal McGlynn Inc. from Messrs. Comer and Pickering subsequent to such date. iMALL has been advised that the number of shares of Common Stock shown as beneficially owned by Cramer Rosenthal McGlynn Inc. includes shares issuable upon the conversion of Series A Convertible Preferred Stock. Cramer Rosenthal McGlynn Inc. has not informed iMALL of the number of shares of Common Stock or the number of shares of Series A Convertible Preferred Stock it owns. Therefore, iMALL is unable to show the number of shares of Series A Convertible Preferred Stock beneficially owned by Cramer Rosenthal McGlynn Inc. Also includes (i) shares owned by third parties of which Cramer Rosenthal McGlynn, LLC, a registered investment advisor has the sole voting and investment power; (ii) shares issuable upon conversion of Series A Convertible Preferred Stock of which Cramer Rosenthal McGlynn, LLC has the sole voting and investment power; (iii) shares issuable upon warrants exercisable within the next sixty days of which Cramer Rosenthal McGlynn, LLC has the sole voting and investment power; (iv) shares owned by limited partnerships and limited liability companies of which Cramer Rosenthal McGlynn Inc. is a partner or member and has the sole voting and investment power; (v) shares issuable upon conversion of Series A Convertible Preferred Stock owned by limited partnerships and limited liability companies of which Cramer Rosenthal McGlynn Inc. is the general partner or managing member and has the sole voting and investment power; and (vi) shares issuable upon the exercise of warrants exercisable within the next sixty days owned by limited partnerships and limited liability companies of which Cramer Rosenthal McGlynn Inc. is the general partner or managing member and has the sole voting and investment power. Cramer Rosenthal McGlynn Inc. owns in excess of 50% of the membership interest of Cramer Rosenthal McGlynn, LLC.

COMPENSATION OF DIRECTORS

     The non-employee directors of iMALL are paid cash compensation of $2,000 per quarter plus $500 per meeting attended (either in person or telephonically). In addition each non-employee director received options to purchase 25,000 shares of Common Stock at the market price as of January 26, 1998, which was $7.50 per share. Of these options, 12,500 held by each non-employee director vested on January 26, 1998 and the remaining 12,500 vest on January 26, 1999. All unexercised options expire January 25, 2003.

     Each of the three members of the Audit Committee of the Board of Directors receives $250 per meeting attended (either in person or telephonically). In addition, the Chairman of the Audit Committee receives cash compensation of $2,500 annually.

     Each of the three members of the Compensation Committee of the Board of Directors receives $250 per meeting attended (either in person or telephonically). In addition, the Chairman of the Compensation Committee receives cash compensation of $2,500 annually.

     Employee directors do not receive any additional compensation for serving as a director.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the compensation paid during the fiscal years ended December 31, 1996 and 1997 to each Chief Executive Officer and each officer who received annual compensation in amounts equal to or exceeding $100,000. Officers were paid no additional cash or non-cash compensation of any sort during the years ended December 31, 1996 and 1997, other than the total salary shown. In addition, no person received any compensation from iMALL or its predecessor in any fiscal year prior to 1996. Figures listed below do not include automobile and entertainment allowances for certain executive officers which total, in the aggregate, $100,000 for the year ended December 31, 1996 and $60,000 for the year ended December 31, 1997. In no case were any such amounts greater than the lesser of $50,000 or 10% of the total annual salary reported for the executive officers named in the table.

                NAME AND PRINCIPAL POSITION                   YEAR    SALARY ($)
                ---------------------------                   ----    ----------
Richard M. Rosenblatt,......................................  1997     119,792
Chief Executive Officer(1)                                    1996     118,712
Tracy W. Scott, Chief Executive Officer.....................  1997      62,250
(Resigned)(2)                                                 1996      36,919
Craig R. Pickering, Consultant..............................  1997     119,217
(Resigned)(3)                                                 1996     117,250
Mark R. Comer, President....................................  1997     119,217
(Resigned)(4)                                                 1996     117,975

---------------
(1) Richard M. Rosenblatt was Executive Vice President until July 1997, at which time he became Chief Executive Officer. Please see the section below entitled "Compensation of the Chief Executive Officer" for a further discussion of the compensation paid to Mr. Rosenblatt since the end of fiscal year 1997.

(2) Tracy W. Scott was the Chief Executive Officer from October 1996 to June 1997. Mr. Scott has not been an officer or director of iMALL since June 1997.

(3) Craig R. Pickering was President from January 1996 to July 1997. Mr. Pickering has not been an officer of iMALL since January 1998 or a director of iMALL since November 10, 1998.

(4) Mark R. Comer was Executive Vice President until July 1997, at which time he became President. Mr. Comer served as President until August 1998. Mr. Comer has not been an officer of iMALL since August 1998 or a director of iMALL since November 10, 1998.

     None of the individuals named in the table above were granted options in fiscal year 1996 or fiscal year 1997, nor did any such individuals exercise or own options at any time during fiscal year 1996 or fiscal year 1997.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Richard M. Rosenblatt became Chief Executive Officer in July 1997. For the year ended December 31, 1997, iMALL paid Mr. Rosenblatt $119,792 in salary. Mr. Rosenblatt did not receive any bonus or any options in the fiscal year ended December 31, 1997. Mr. Rosenblatt entered into an employment agreement with iMALL in January 1998. For a description of such agreement, please see the section entitled "Employment Agreements" below. Mr. Rosenblatt currently is paid a salary of $195,000 per annum and is entitled to an annual bonus in an amount at least equal to 20% of the salary paid to Mr. Rosenblatt during the preceding year. iMALL has granted Mr. Rosenblatt options to purchase 375,000 shares of Common Stock at the exercise price of $5.20 per share. Such options vest as follows: (i) 125,000 options vested immediately upon the date of the Employment Agreement and (ii) the remaining 250,000 options vest at the rate of 125,000 options on each of the first and second anniversary dates of Mr. Rosenblatt's employment with iMALL. All unexercised options expire five years after the date on which such options have vested.

COMPENSATION OF THE CHIEF FINANCIAL OFFICER

     Anthony P. Mazzarella entered into an employment agreement with iMALL in December 1997 and became Chief Financial Officer in January 1998. For a description of such agreement, please see the section entitled "Employment Agreements" below. Mr. Mazzarella is currently paid a salary of $180,000 per annum through December 31, 1998. Thereafter, Mr. Mazzarella is entitled to annual salary increases as determined by the Board of Directors but in no event less than 16%. In addition, Mr. Mazzarella will receive a cash bonus not less than 20% of his salary for that year. iMALL has granted Mr. Mazzarella options to purchase an aggregate of 375,000 shares of Common Stock at an exercise price of $4.00 per share. Such options vest as follows: (i) 125,000 options vested immediately and (ii) 125,000 options vest on January 15, 1999, and 125,000 options vest on January 15, 2000. The options expire 10 years after the date of grant.

          OPTION GRANTS BETWEEN JANUARY 1, 1997 AND DECEMBER 10, 1998

     The following table sets forth certain information with respect to grants of stock options between January 1, 1997 and December 10, 1998 to our executive officers under our stock option plan. As discussed above under the heading "Proposal 2 -- Amendment to Stock Option Plan -- What is the Amendment," these options, among others, were granted in excess of the number of shares available for grants under the stock option plan. If the stockholders approve Proposal 2, the grant of these options will be deemed to have been ratified.

                                            NUMBER OF
                                            SECURITIES    PERCENTAGE OF
                                            UNDERLYING    TOTAL OPTIONS      EXERCISE
                                             OPTIONS       GRANTED TO      OR BASE PRICE    EXPIRATION
                                             GRANTED        EMPLOYEES       (PER SHARE)        DATE
                                            ----------    -------------    -------------    ----------
Richard M. Rosenblatt(1)..................   375,000          17.3%            $5.20           2-2-05
                                             145,000           6.7             10.00          12-7-03
Anthony P. Mazzarella(2)..................   375,000          17.3              4.00         12-30-07
                                              10,000           0.5             10.00          12-7-03
Phillip J. Windley........................    87,500           4.0              5.20          10-1-04
Steven E. Rossow..........................   125,000           5.8              5.20         10-12-05
Stephen W. Fulling(3).....................    85,000           3.9              5.20          10-1-05
                                              30,000           1.4              8.50          12-7-03
Daniel S. Odette(4).......................    50,000           2.3              8.00          8-31-04
                                              50,000           2.3              8.50          12-7-03

---------------
(1) Mr. Rosenblatt received grants of 375,000 options in January 1998 and 145,000 options in December 1998.

(2) Mr. Mazzarella received grants of 375,000 options in December 1997 and 10,000 options in December 1998.

(3) Mr. Fulling received grants of 85,000 options in December 1997 and 30,000 options in December 1998.

(4) Mr. Odette received grants of 50,000 options in July 1998 and 50,000 options in December 1998.

     The following table sets forth certain information with respect to the exercise of options between January 1, 1997 and December 10, 1998 and exercisable and unexercisable options held by our executive officers as of December 10, 1998.

      AGGREGATED OPTION EXERCISES AND OPTION VALUE AS OF DECEMBER 10, 1998

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                   SHARES                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                                 ACQUIRED ON    VALUE             OPTIONS AT                    OPTIONS AT
             NAME                 EXERCISE     REALIZED        DECEMBER 10, 1998           DECEMBER 10, 1998(1)
             ----                -----------   --------   ---------------------------   ---------------------------
                                                          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                          -----------   -------------   -----------   -------------
Richard M. Rosenblatt..........       0           0         125,000        395,000       $620,192      $1,959,808
Anthony P. Mazzarella..........       0           0         125,000        260,000        918,019       1,909,481
Phillip J. Windley.............       0           0          62,500         25,000        393,750         157,500
Steven E. Rossow...............       0           0          62,500         62,500        393,750         393,750
Stephen W. Fulling.............       0           0          43,334         71,666        235,699         389,801
Daniel S. Odette...............       0           0               0        100,000              0         325,000

---------------
(1) Based on the closing price of iMALL's Common Stock ($11.50) on the Nasdaq SmallCap Market on December 10, 1998, minus the exercise price of the option, multiplied by the number of shares to which the option relates.

EMPLOYMENT AGREEMENTS

     Richard Rosenblatt. Pursuant to an Employment Agreement entered into as of January 5, 1998, iMALL employed Richard Rosenblatt as its Chief Executive Officer. The term of such employment commenced on February 2, 1998 and terminates five years thereafter. Mr. Rosenblatt is paid a salary of $195,000 per annum, which may be increased in such amounts as the Compensation Committee determines in good faith. In addition, Mr. Rosenblatt is entitled to an annual bonus in an amount at least equal to 20% of the salary paid to Mr. Rosenblatt during the immediately preceding year. Pursuant to the Employment Agreement, iMALL granted Mr. Rosenblatt options to purchase 375,000 shares of Common Stock at the exercise price of $5.20 per share. Such options vest as follows: (i) 125,000 options vested immediately upon the date of the Employment Agreement and
(ii) the remaining 250,000 options vest at the rate of 125,000 options on each of the first and second anniversary dates of Mr. Rosenblatt's employment with iMALL. All unexercised options expire five years after the date on which such options have vested. All of Mr. Rosenblatt's options shall vest immediately upon
(i) the sale by iMALL of all or substantially all of its assets, (ii) the sale of fifty percent or more of its outstanding shares, or (iii) the merger of iMALL into another company whereby iMALL is not the surviving entity.

     Anthony P. Mazzarella. Pursuant to an Employment Agreement entered into as of December 30, 1997, iMALL employed Mr. Mazzarella as its Executive Vice President and Chief Financial Officer. The term of such employment commenced on January 15, 1998 and terminates five years thereafter. Mr. Mazzarella is paid a salary of $180,000 per annum through the calendar year ending December 31, 1998. Thereafter, Mr. Mazzarella is entitled to annual salary increases as determined by the Board of Directors but in no event less than 16%. Prior to the end of each year, the Board of Directors is to review the compensation of Mr. Mazzarella and pay to him a cash bonus not less than 20% of his salary for that year. Pursuant to the Employment Agreement, iMALL granted Mr. Mazzarella options to purchase an aggregate of 375,000 shares of Common Stock at an exercise price of $4.00 per share. Such options vest as follows: (i) 125,000 options vested immediately and (ii) 125,000 options vest on January 15, 1999, and 125,000 options vest on January 15, 2000. The options expire 10 years after the date of grant. Upon certain change of control events, Mr. Mazzarella will be entitled to receive severance pay in an amount equal to the compensation due to him under the Employment Agreement for the balance of the term less any salary which Mr. Mazzarella may receive from another employer during the balance of the term. In other circumstances, Mr. Mazzarella may be entitled to severance pay in an amount equal to (i) the compensation due to Mr. Mazzarella under the

Employment Agreement for the balance of the term, or (ii) two times Mr. Mazzarella's then applicable annual compensation as set forth in the Employment Agreement, whichever is greater.

     Phillip J. Windley, Ph.D. Pursuant to an Employment Agreement entered into as of December 9, 1997, iMALL employed Phillip J. Windley as its Chief Technology Officer. The term of such employment commenced on January 1, 1998 and terminates two years thereafter. Dr. Windley is paid a salary of $145,000 per annum. iMALL may grant to Dr. Windley an annual bonus or bonuses up to a maximum aggregate annual amount of $35,000, at the sole and exclusive discretion of the Chief Executive Officer and the Compensation Committee and at such times and in such manner as the Chief Executive Officer and the Compensation Committee may determine. Pursuant to the Employment Agreement, iMALL granted Dr. Windley options to purchase 87,500 shares of Common Stock at the exercise price of $5.20 per share. Such options vest as follows: (i) at the rate of 12,500 options per full quarter for the first year during which Dr. Windley remains employed by iMALL, commencing as of January 1, 1998, and (ii) at the rate of 9,375 options per full quarter for the second year during which Dr. Windley remains employed by iMALL, commencing one year after January 1, 1998. All unexercised options expire five years after the date on which such options have vested. All of Mr. Windley's options shall vest immediately upon (i) the sale by iMALL of all or substantially all of its assets, (ii) the sale of fifty percent or more of its outstanding shares, or (iii) the merger of iMALL into another company whereby iMALL is not the surviving entity.

     Steven E. Rossow. Pursuant to an Employment Agreement entered into as of December 9, 1997, iMALL employed Steven E. Rossow as its Vice President Marketing & Sales. The term of such employment commenced on January 12, 1998 and terminates four years thereafter. Mr. Rossow is paid a salary of $120,000 per annum and received a one-time signing bonus in the amount of $20,000. iMALL may grant to Mr. Rossow an annual bonus or bonuses up to a maximum aggregate annual amount of $30,000, at the sole and exclusive discretion of the Chief Executive Officer and Compensation Committee and at such times and in such manner as the Chief Executive Officer and the Compensation Committee may determine. Pursuant to the Employment Agreement, iMALL granted Mr. Rossow options to purchase 125,000 shares of Common Stock at the exercise price of $5.20 per share. Such options vest as follows: (i) at the rate of 15,625 options per full quarter for the first year during which Mr. Rossow remains employed by iMALL, commencing as of January 12, 1998, and (ii) at the rate of 7,813 options per full quarter for the second and third years during which Mr. Rossow remains employed by iMALL, commencing one year after January 12, 1998. All unexercised options expire five years after the date on which such options have vested. All of Mr. Rossow's options shall vest immediately upon (i) the sale by iMALL of all or substantially all of its assets, (ii) the sale of fifty percent or more of its outstanding shares, or (iii) the merger of iMALL into another company whereby iMALL is not the surviving entity.

     Stephen W. Fulling. Pursuant to an Employment Agreement entered into as of December 9, 1997, iMALL employed Stephen W. Fulling as its Vice President of Technology. The term of such employment commenced on January 1, 1998 and terminates three years thereafter. Mr. Fulling is paid a salary of $85,000 per annum, which may be increased in such amounts as the Chief Executive Officer and the Compensation Committee determine at their sole discretion, except that at a minimum iMALL shall increase the salary for the second and third years of Mr. Fulling's employment by an amount equal to 7% of the total amount of salary due to Mr. Fulling during the immediately-preceding year. iMALL may grant to Mr. Fulling an annual bonus or bonuses up to a maximum aggregate annual amount of $25,000, at the sole and exclusive discretion of the Chief Executive Officer and Compensation Committee and at such times and in such manner as the Chief Executive Officer and the Compensation Committee may determine. Pursuant to the Employment Agreement, iMALL granted Mr. Fulling options to purchase 85,000 shares of Common Stock at the exercise price of $5.20 per share. Such options vest as follows: (i) at the rate of 10,833 options per full quarter for the first year during which Mr. Fulling remains employed by iMALL, commencing as of January 1, 1998, (ii) at the rate of 5,208 options per full quarter for the second year and per the first three full quarters of the third year during which Mr. Fulling remains employed by iMALL, commencing one year after January 1, 1998, and (iii) at the rate of 5,208 options per the fourth full quarter of the third year during which Mr. Fulling remains employed by iMALL. All unexercised options expire five years after the date on which such options have vested. All of Mr. Fulling's options shall vest immediately upon (i) the sale by iMALL of all or substantially all of its assets, (ii) the sale of fifty percent or more of its outstanding shares, or (iii) the merger of iMALL into another company whereby iMALL is not the surviving entity.

     Craig R. Pickering. Pursuant to a Consulting Agreement entered into as of January 26, 1998, iMALL engaged the services of Craig Pickering as an independent contractor. The term of such engagement commenced on January 26, 1998 and terminates two years thereafter. Mr. Pickering is paid a consulting fee of $65,000 during the first year of the Agreement and $50,000 during the second year of the Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. John F. Duncan, a nominee for director, is an Executive Vice President of Business Development with First Data Merchant Services Corporation and has been designated to be a director pursuant to iMALL's agreements with First Data. In what follows, we will abbreviate First Data Merchant Services Corporation as "First Data." On October 30, 1998, iMALL entered into agreements with First Data relating to the issuance of Common Stock of iMALL and warrants to purchase shares of Common Stock to First Data, and the joint marketing of certain Internet commerce services by iMALL and First Data. A summary of these agreements follows.

     Under the terms of an Investment Agreement, First Data purchased 1.54 million shares of Common Stock at a cash price of $7.00 per share and, subject to approval by shareholders of iMALL at a special meeting of shareholders to be held during the first quarter of fiscal year 1999 in satisfaction of the rules of The Nasdaq Stock Market, will purchase an additional 460,000 shares of Common Stock at a cash price of $7.00 per share. Immediately after its initial purchase of 1.54 million shares of Common Stock, First Data held 16.6% of the Common Stock then outstanding, and 7.4% of such Common Stock on a fully diluted basis after giving effect to the exercise or conversion of all then outstanding warrants, options and convertible securities. After giving effect to the anticipated purchase by First Data of the additional 460,000 shares of Common Stock, First Data would have held at such time 21.5% of the Common Stock then outstanding, and 9.6% of such Common Stock on a fully diluted basis after giving effect to the exercise or conversion of all then outstanding warrants, options and convertible securities. Although definitive agreements with First Data were entered into on October 30, 1998, the purchase price of $7.00 per share was agreed upon by representatives of First Data and iMALL during the third week of October, at which time the market price of Common Stock had been below such price for more than one week.

     The Investment Agreement further provides that First Data may earn warrants to purchase up to 5 million shares of Common Stock at an exercise price of $17.00 per share. The warrants are earned if at any time through the second anniversary of the successful testing of the systems and technologies provided by iMALL to logistically support iMALL's Internet shopping mall to be used by First Data, First Data has implemented either 25,000 merchant web sites using iMALL's e-commerce services or 50,000 total merchant web sites using any iMALL products or services. The warrants, if issued, will expire in October 2003, and may be redeemed, at the option of iMALL, at a redemption price equal to 0.266 shares of Common Stock per warrant share if the market price of the Common Stock is equal to or exceeds $25.50 for at least twenty out of thirty consecutive trading days. First Data also received certain registration rights covering the Common Stock and the shares underlying the warrants. The Investment Agreement also provides that First Data will be subject to certain standstill restrictions and generally will be restricted from owning more than 39.9% of iMALL's voting securities as calculated pursuant to the terms of the Investment Agreement.

     In addition, iMALL and First Data entered into a Stockholders Agreement with Messrs. Rosenblatt, Comer and Pickering, each of whom is a beneficial owner of more than 5% of outstanding Common Stock. Mr. Rosenblatt is also Chief Executive Officer and Chairman of iMALL. The Stockholders Agreement provides that First Data will initially receive one seat on the Board of Directors and, in the event that First Data earns and exercises the warrants or purchases additional voting securities, will be entitled to increase its future representation on the Board of Directors in proportion to its overall share of iMALL's voting securities. Accordingly, the Board of Directors has nominated John F. Duncan, who has been selected as the First Data designee, for election as a director at the Annual Meeting. For biographical information on Mr. Duncan, please see the section entitled "Proposal 1 -- Election of Directors" above. The Stockholders Agreement further provides that First Data will, prior to December 31, 1999, vote all of its voting stock in favor of the nominees to the Board of Directors designated by a majority of the members of the Board of Directors (excluding members who are affiliates of First Data or who were designated by First Data) and that Messrs. Rosenblatt, Comer and Pickering will vote their securities in favor of, among other things, the nominees to the Board of Directors designated by First Data. Subject to certain exceptions, each party to the Stockholders Agreement will have certain rights of first refusal on the transfer of any Common Stock or warrants, options and convertible securities of iMALL then outstanding by any other party to the agreement.

     In connection with the First Data investment, iMALL and First Data also entered into a Development and Marketing Agreement and a Source Code Escrow Agreement. Under the Marketing Agreement, iMALL and First Data will jointly market Internet commerce solutions to First Data's clients and their merchant businesses. The Marketing Agreement has an initial term of ten years and, unless terminated by either party, will be renewed for additional two-year terms thereafter. Under the Source Code Escrow Agreement, iMALL will be required to deposit in an escrow account the source code for certain iMALL software and certain e-commerce tools.

     iMALL has engaged in discussions with Mark Comer, a former executive officer and director of iMALL and a beneficial owner of more than 5% of outstanding Common Stock, regarding the possible sale by iMALL of assets of the former seminar and training division to Mr. Comer. The seminar and training division was discontinued by iMALL on August 28, 1998. To date, no such transaction has been agreed upon or consummated.

     In connection with the discontinuance of iMALL's seminar and training division, iMALL paid Sierra Advertising, a private advertising firm owned in part by Messrs. Pickering and Comer, each of whom are former directors and officers of iMALL, for certain expenses related to advertising, rent and computer graphic design. Sierra Advertising received $1,794,237 in 1997 and $2,116,607 in 1996 for advertising expenses, all of which was distributed directly for advertising costs. The sole purpose for the existence of Sierra Advertising was to pass through certain costs of advertising at reduced rates. No officers of iMALL received any monetary compensation from iMALL through Sierra Advertising. Sierra Advertising made no profit on funds received from iMALL. All funds paid to Sierra Advertising were used by Sierra Advertising for the purchase of air time for advertising.

     iMALL's offices located at 1185 South Mike Jense Circle, Provo, Utah are leased from RDR Properties for $12,108 per month, which lease expires in March 1999. Messrs. Pickering and Comer, each of whom are former directors and executive officers of iMALL, own 33.33% of RDR Properties.

     iMALL retained Geller & Friend Capital Partners, Inc., a merchant banking firm, in August 1997 to assist in arranging equity financing. Geller & Friend earned a fee of $150,000 and was granted 375,000 warrants in connection with its role in the private placement of Series A Convertible Preferred Stock and warrants completed in December 1997. Of the $150,000 fee, Geller & Friend was paid $50,000 in fiscal year 1997, and paid the remaining $100,000 during fiscal year 1998. Marshall Geller, chairman and chief executive officer of Geller & Friend, became a director of iMALL in January 1998. Also in January 1998, iMALL employed Anthony Mazzarella, formerly managing director of Geller & Friend, as its Executive Vice President and Chief Financial Officer. Mr. Mazzarella is also a director of iMALL.

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, which has been iMALL's independent auditor for the past two fiscal years, has again been selected by the Audit Committee to be iMALL's independent auditors for fiscal year 1999. Members of Arthur Andersen LLP will be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Securities laws require our executive officers, directors, and owners of more than ten percent of our Common Stock to file reports (Forms 3, 4, and 5) with the Securities and Exchange Commission and the

Nasdaq Stock Market relating to the number of shares of Common Stock that they own, and any changes in their ownership. Based solely on our review of Forms 3 and 4 filed with the Securities and Exchange Commission and representations of the officers, directors and beneficial owners of more than 10% of iMALL stock, we believe all persons required to file such forms did so during fiscal year 1997.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholder proposals for inclusion in the 1999 Proxy Statement must be received by August 18, 1999. In addition, if iMALL has not received notice on or before November 1, 1999 of any matter a shareholder intends to propose for a vote at the 1999 Annual Meeting, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without a discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate matter on the proxy card. Any proposals must be mailed to iMALL, Inc., Attention: Secretary, 233 Wilshire Boulevard, Suite 820, Santa Monica, California 90401.

ANNUAL REPORT

     A copy of our Annual Report is being mailed with this Proxy Statement to all stockholders of record.

                                          By the order of the Board of
                                          Directors,

                                          /s/ Anthony P. Mazzarella

                                          Anthony P. Mazzarella
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

Santa Monica, California
December 16, 1998
                                  iMALL, Inc.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Richard M. Rosenblatt and Anthony P. Mazzarella, and each of them as Proxies, with the full power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse side, all shares of Common Stock and all shares of Series A Convertible Preferred Stock of iMall, Inc. held of record by the undersigned on December 10, 1998 at the Annual Meeting of Stockholders to be held on December 31, 1998, or any adjournment thereof, upon items 1 and 2 as I have specified and such other matters as may come before the meeting.


                        (TO BE SIGNED ON REVERSE SIDE.)

              - Please Detach and Mail in the Envelope Provided -



A  [ X ] Please mark your
         votes as in this
         example.


                          WITHHOLD
                 FOR      AUTHORITY
(1) ELECTION     [ ]         [ ]     Nominees:  Richard M. Rosenblatt
    OF                                          Anthony P. Mazzarella
    DIRECTORS                                   Marshall S. Geller
                                                Harold S. Blue
FOR, except vote withheld from the              Leonard M. Schiller
following nominees:                             Howard A. Goldberg
                                                Richard H. Rogel
                                                John F. Duncan
-----------------------------------


                                        FOR    AGAINST   ABSTAIN
(2) Approval of amendment to the 1997   [ ]      [ ]       [ ]
    Stock Option Plan.


In the discretion of the proxies on any other matters that properly come before the meeting or any adjournment thereof.



______________ Date: ____, 1998 _____________________________ Dated:____, 1998
  SIGNATURE                       SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).